As filed with the Securities and Exchange Commission on February 23, 2006

                                                         Registration No. 333-

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                Health Net, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                  95-4288333
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                      21650 Oxnard Street                      91367
                   Woodland Hills, California                (Zip Code)
            (Address Of Principal Executive Offices)

                 Health Net, Inc. 2005 Long-Term Incentive Plan
                            (Full title of the plan)

                             B. Curtis Westen, Esq.
              Senior Vice President, General Counsel and Secretary
                                Health Net, Inc.
             21650 Oxnard Street, Woodland Hills, California 91367
                    (Name and address of agent for service)

                                 (818) 676-6000
         (Telephone number, including area code, of agent for service)


                                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                      Proposed maximum      Proposed maximum
                                                                       offering price      aggregate offering         Amount of
Title of securities to be registered     Amount to be registered         per share               price            registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per
     share..........................           702,291(1)                $48.90(2)          $34,342,030(2)          $3,674.60(3)
-----------------------------------------------------------------------------------------------------------------------------------
Rights to Purchase Series A Junior
     Participating Preferred Stock..              --(4)                    --(4)                 --(4)                  --(4)
-----------------------------------------------------------------------------------------------------------------------------------

     (1) The amount to be registered also includes any additional shares and rights that may be subject to issuance in accordance with anti-dilution provisions of the Health Net, Inc. 2005 Long-Term Incentive Plan.

     (2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock, $.001 par value per share (the "Common Stock"), of Health Net, Inc. (the "Company"), reported on the New York Stock Exchange on February 15, 2006.

     (3) Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee of $3,674.60 is offset by registration fees of $536.48 previously paid by the Company with respect to 260,325 shares of Common Stock that had been registered for issuance under Health Net, Inc.'s 2002 Stock Option Plan (the "2002 Plan") on the Company's Registration Statement on Form S-8 (File No. 333-99337) filed with the Securities and Exchange Commission on September 9, 2002 (the "2002 Registration Statement"), but which have not been issued and are not subject to outstanding awards under the 2002 Plan. Contemporaneously with the filing of this registration statement, a post-effective amendment to the 2002 Registration Statement is being filed to deregister such shares of Common Stock and the related Rights.

     (4) Rights to purchase Series A Junior Participating Preferred Stock of the Company are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the Common Stock, and, accordingly, the registration fee for such securities is included in the registration fee for the Common Stock.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 is filed by Health Net, Inc., f/k/a Foundation Health Systems, Inc. (the "Company"), to register shares of Common Stock, $.001 par value per share ("Common Stock"), and related rights to purchase Series A Junior Participating Preferred Stock ("Rights") of the Company for issuance under the Health Net, Inc. 2005 Long-Term Incentive Plan (the "2005 Plan"), which is an amendment and restatement of the Foundation Health Systems, Inc. 1997 Stock Option Plan (the "1997 Plan") and the Health Net, Inc. 2002 Stock Option Plan (the "2002 Plan") that integrates the 1997 Plan and the 2002 Plan into a single plan.

         As a result of the combination of the 1997 Plan and the 2002 Plan, effective May 12, 2005, shares of Common Stock (and the related Rights) that were then subject to awards under the 1997 Plan or the 2002 Plan, which awards are subsequently forfeited, expired or are cancelled, become available for awards under the 2005 Plan. Accordingly, this registration statement registers for issuance under the 2005 Plan a total of 441,966 such shares of Common Stock, and the related Rights, that had been registered for issuance under the 1997 Plan and 260,325 such shares of Common Stock, and the related Rights, that had been registered for issuance under the 2002 Plan. Contemporaneously with the filing of this registration statement, the Company is filing post-effective amendments to de-register such shares of Common Stock, and the related Rights, under the registration statements relating to the 1997 Plan and the 2002 Plan.

         There may from time to time be additional shares of Common Stock registered in connection with the 1997 Plan and the 2002 Plan that have been subject to outstanding awards thereunder, which awards are forfeited, expire, are cancelled without delivery of the shares or otherwise result in the return of the shares to the Company. The Company may file future registration statements and post-effective amendments from time to time to register such shares, and the related Rights, for issuance under the 2005 Plan and de-register such shares and Rights under the registration statement relating to the 1997 Plan or the 2002 Plan, as applicable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed with the Commission by the Company (File No. 1-12718) are incorporated by reference into this registration statement:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2005;

         (b) the description of the Common Stock contained in Item 1 of the Company's registration statement on Form 8-A/A (Post-Effective Amendment No. 1) filed with the Commission on August 16, 2004, including any amendment or report filed for the purpose of updating such description; and

         (c) the description of the Rights contained in Item 1 of the Company's registration statement on Form 8-A/A (Amendment No.
                  3) filed with the Commission on July 26, 2004, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, are hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         B. Curtis Westen, Senior Vice President, General Counsel and Secretary of the Company, has issued an opinion regarding the validity of the shares of Common Stock and related Rights offered hereby. Mr. Westen is party to an employment agreement and certain other agreements with the Company relating to his employment with the Company. As of February 20, 2006, Mr. Westen held 256 shares of Common Stock in a profit-sharing plan, beneficially owned an additional 17,212 shares of Common Stock and held vested and unvested options to purchase 820,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company's certificate of incorporation provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under Section 174 of the DGCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The effect of these provisions in the Company's certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions do not alter the liability of directors under federal securities laws.

         Both the Company's certificate of incorporation and the Company's bylaws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by applicable law. The Company is also required under both its certificate of incorporation and its bylaws to advance, to the maximum extent permitted by law, expenses incurred in connection with any such action, suit or proceeding so long as the director or officer undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified.

         Under Section 145 of the DGCL, (i) the Company may indemnify a director or officer in connection with an action, suit or proceeding (other than in connection with actions by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, in the case of any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In addition, under Section 145 of the DGCL, the Company may indemnify a director or officer in connection with an action or suit by or in the right of the Company against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that the Company may not so indemnify the director or officer if the director or officer is adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, the director or officer is entitled to indemnification of such expenses which such court deems proper. Under Section 145 of the DGCL, expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in
Section 145 of the DGCL. In accordance with DGCL Section 145, such expenses (including attorneys' fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

         The Company has entered into separate agreements to indemnify each of its directors and executive officers. Each such indemnification agreement provides that, in the event the indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, specified types of legal actions, including suits and investigations, by reason of (or arising in part out of) events or occurrences related to the indemnitee's service with the Company, the Company will be required to indemnify the indemnitee to the fullest extent permitted by law against any and all indemnifiable amounts (to include, among other things, expenses, damages, judgments, fines, penalties and amounts paid in settlement) arising out of or resulting from such legal actions. In addition, each such agreement provides for the Company to advance expenses to the indemnitee in connection with such legal actions, subject to an undertaking by the indemnitee to repay advanced expenses if it is ultimately determined that the indemnitee is not entitled to be indemnified or reimbursed for such expenses. Each such agreement sets forth procedures for determining whether or not the indemnitee is entitled to indemnification in any given instance and provides that, in the event of specified events constituting a change in control or a potential change in control of the Company, the Company could be required to create a trust for the benefit of the indemnitee funded in an amount sufficient to satisfy reasonably anticipated expenses and other indemnifiable amounts for legal actions relating to the types of events and occurrences covered by the indemnification and expense-advancement provisions of the agreement.

         The Company maintains an officers' and directors' liability insurance policy insuring the Company's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company, under certain circumstances, in the event that indemnification payments are made by the Company to such officers and directors.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit
Number          Description
------          -----------

   4.1 Sixth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 6 to the Company's Registration Statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 1-12718)).

   4.2          Ninth Amended and Restated Bylaws of Health Net, Inc.
                (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 1-12718)).

   4.3 Amendment Number One to the Ninth Amended and Restated Bylaws of Health Net, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated March 4, 2005 and filed with the Commission on March 7, 2005 (File No. 1-12718)).

   4.4 Rights Agreement, dated as of June 1, 1996, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form 8-A filed with the Commission on July 16, 1996 (File No. 1-12718)).

   4.5 Amendment, dated as of October 1, 1996, to the Rights Agreement, by and between the Company and Harris Trust and Saving Bank (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A/A filed with the Commission on May 9, 2001 (File No. 1-12718)).

   4.6 Second Amendment to Rights Agreement, dated as of May 3, 2001, by and among the Company, Harris Trust and Saving Bank and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A/A filed with the Commission on May 9, 2001 (File No. 1-12718)).

   4.7 Third Amendment to Rights Agreement, dated as of May 14, 2004, by and among the Company and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A/A filed with the Commission on May 20, 2004 (File No. 1-12718)).

   4.8 Fourth Amendment to Rights Agreement, dated as of July 26, 2004, by and among the Company, Computershare Investor Services, L.L.C. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 5 to the Company's Registration Statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 1-12718)).

   4.9          Specimen Common Stock certificate (incorporated by reference to
                Exhibit 8 to the Company's Registration Statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 1-12718)).

   5            Opinion of B. Curtis Westen.

   23.1         Consent of Deloitte & Touche LLP.

   23.2         Consent of B. Curtis Westen, included in Exhibit 5.

   24 Powers of attorney (included on the signature pages to this registration statement).

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, That Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (ss.239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

             (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter)
                           shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2),
                           (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i),
                           (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

             (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
             1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woodland Hills, state of California, on this 23rd day of February, 2006.

                                      HEALTH NET, INC.


                                      By:  /s/ B. Curtis Westen
                                         -------------------------------------
                                         Name:  B. Curtis Westen
                                         Title: Senior Vice President, General
                                                Counsel and Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Jay M. Gellert, B. Curtis Westen and Angelee B. Fox, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 23, 2006.


                        Signature                                            Title
----------------------------------------------------------     -----------------------------------


                /s/  JAY M. GELLERT                             President and Chief Executive
----------------------------------------------------------       Officer (Principal Executive
                      Jay M. Gellert                                Officer) and Director


               /s/  ANTHONY S. PISZEL                         Executive Vice President and Chief
----------------------------------------------------------    Financial (Principal Accounting and
                    Anthony S. Piszel                                Financial Officer)


            /s/  THEODORE F. CRAVER, JR.
----------------------------------------------------------                 Director
                 Theodore F. Craver, Jr.


               /s/  THOMAS T. FARLEY
----------------------------------------------------------                 Director
                     Thomas T. Farley


              /s/  GALE S. FITZGERALD
----------------------------------------------------------
                    Gale S. Fitzgerald                                     Director


                 /s/  PATRICK FOLEY
----------------------------------------------------------
                      Patrick Foley                                        Director


               /s/  ROGER F. GREAVES
----------------------------------------------------------                 Director
                     Roger F. Greaves


               /s/  BRUCE G. WILLISON
----------------------------------------------------------                 Director
                    Bruce G. Willison


              /s/  FREDERICK C. YEAGER
----------------------------------------------------------                 Director
                   Frederick C. Yeager


                                 EXHIBIT INDEX


Exhibit
Number          Description
-------         -----------

   4.1 Sixth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 6 to the Company's Registration Statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 1-12718)).

   4.2          Ninth Amended and Restated Bylaws of Health Net, Inc.
                (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 1-12718)).

   4.3 Amendment Number One to the Ninth Amended and Restated Bylaws of Health Net, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated March 4, 2005 and filed with the Commission on March 7, 2005 (File No. 1-12718)).

   4.4 Rights Agreement, dated as of June 1, 1996, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form 8-A filed with the Commission on July 16, 1996 (File No. 1-12718)).

   4.5 Amendment, dated as of October 1, 1996, to the Rights Agreement, by and between the Company and Harris Trust and Saving Bank (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A/A filed with the Commission on May 9, 2001 (File No. 1-12718)).

   4.6 Second Amendment to Rights Agreement, dated as of May 3, 2001, by and among the Company, Harris Trust and Saving Bank and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A/A filed with the Commission on May 9, 2001 (File No. 1-12718)).

   4.7 Third Amendment to Rights Agreement, dated as of May 14, 2004, by and among the Company and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A/A filed with the Commission on May 20, 2004 (File No. 1-12718)).

   4.8 Fourth Amendment to Rights Agreement, dated as of July 26, 2004, by and among the Company, Computershare Investor Services, L.L.C. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 5 to the Company's Registration Statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 1-12718)).

   4.9          Specimen Common Stock certificate (incorporated by reference to
                Exhibit 8 to the Company's Registration Statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 1-12718)).

   5            Opinion of B. Curtis Westen.

   23.1         Consent of Deloitte & Touche LLP.

   23.2         Consent of B. Curtis Westen, included in Exhibit 5.

   24 Powers of attorney (included on the signature pages to this registration statement).